Exhibit 10.30A

AMENDMENT ONE

ALABAMA NATIONAL BANCORPORATION
AMENDED AND RESTATED
PERFORMANCE SHARE PLAN FOR CERTAIN DIRECTORS OF
CITIZENS’ AND PEOPLE’S BANK, N.A.

This Amendment One is hereby made as of this 16th day of October, 2002, by Alabama National BanCorporation (“ANB”).

WITNESSETH:

WHEREAS, ANB established and maintains a plan known as the Alabama National BanCorporation Amended and Restated Performance Share Plan for Certain Directors of Citizens’ and People’s Bank, N.A. (herein referred to as the “Plan”);

WHEREAS, ANB desires to amend the Plan to expand certain forms of compensation which may be deferred pursuant to the Plan effective October 1, 2002;

WHEREAS, under the terms of the Plan, ANB has the authority to amend the Plan;

NOW, THEREFORE, ANB, in accordance with the terms of the Plan pertaining to amendments thereof, hereby amends the Plan as follows:

1.             The last sentence of Paragraph 3, is deleted in its entirety and substituted in lieu thereof is the following:

“Except as otherwise provided in the Plan, the Committee’s interpretation and construction of the Plan and its determination of any conditions applicable to Performance Share Awards or other forms of compensation or the reasons for any terminations of Bank Directors shall be conclusive and binding on all Bank Directors.”

2.             Paragraph 7 is deleted in its entirety and substituted in lieu thereof is the following:

“7.       Deferral of Compensation.

(a)    Any Bank Director who is an outside director or is an inside director and a Key Employee may elect to defer the receipt of all or any portion of his Performance Share Award or other forms of compensation as the Company permits a Bank Director to defer (the “Deferrable Compensation”) by executing a form prescribed by the Company and delivering such election form to the Company in any calendar year preceding the calendar year in which the Performance Share Award may be earned or at such other time and subject to such other conditions as the Company shall determine. The amount of Deferrable Compensation deferred shall be paid or distributed to the Bank Directors in accordance with the provisions of Section 10 or Section 11 below.

(b)    The election to defer Deferrable Compensation shall be irrevocable as to amounts payable following the time when the election is made and shall remain irrevocable until a new election form reflecting a change or revocation with respect to amounts payable in a subsequent time period is delivered to the Company not later than

December 31 of the calendar year preceding the calendar year of the payment date of the subsequent Deferrable Compensation to which such change or revocation is applicable or at such other time and subject to such other conditions as the Company shall determine; provided, however, upon a Change in Control (as defined in Section 18), a Bank Director may reallocate his Account between cash and stock allotments as described in Section 11.”

3.             All other terms and provisions of the Plan not herein modified shall remain in full force and effect.

IN WITNESS WHEREOF, Alabama National BanCorporation has caused this Amendment One to the Alabama National BanCorporation Amended and Restated Performance Share Plan for Certain Directors of Citizens’ and People’s Bank, N.A. to be executed by its duly authorized officer.

ALABAMA NATIONAL BANCORPORATION (ANB)
By:	/S/ WILLIAM E. MATTHEWS, V

Its:	Executive Vice President & Chief Financial Officer